Exhibit 10.4
STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
Effective May 4, 1996
Amended and restated March 29, 2007

STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
OF
PAYLESS SHOESOURCE, INC.
I. GENERAL
     1. Purpose. The purpose of the Plan is to provide certain compensation to eligible directors of the Corporation and to encourage the highest level of performance of non-management directors by providing those directors with a proprietary interest in the Corporation’s success and progress by granting them shares of the Corporation’s common stock or rights to purchase shares of the Corporation’s common stock subject to the terms and conditions set forth below.
     2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:
          (a) “Award” means an initial or annual grant of equity, as described in Section 6 of Part I of the Plan.
          (b) “Award Agreement” means a document setting forth the terms and conditions applicable to the Award granted to the Participant.
          (c) “Board” means the Board of Directors of the Corporation.
          (d) “Committee” means the Board or such committee as may be designated by the Board from time to time. Any such Committee must be comprised of at least one employee member of the Board and two or more outside directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.
          (e) “Corporation” means Payless ShoeSource, Inc., a Delaware corporation and any successor thereto.
          (f) “Disability” means a medically determinable physical or mental impairment which renders a Participant substantially unable to function as a director of the Corporation.
          (g) “Dividend Equivalent” means an amount equal to the amount payable with respect to a share of Stock after the date an Award is granted.
          (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

          (i) “Fair Market Value” of Stock means the closing price of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question (or if the Stock is not then so traded, the closing price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale of the Stock occurred on such exchange on that day, the closing price of the Stock on the last preceding day when the Stock was sold on the exchange. If Stock, as later defined, is no longer traded on the New York Stock Exchange and if there is no public market for the Stock, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.
          (j) “Option Award” means an option granted to a Participant pursuant to Section 6 of Part I of the Plan.
          (k) “Participant” means a member of the Board (i) who is not at the time of grant an officer or employee of the Corporation (ii) who has not during the immediately preceding 12 month period been, an officer or employee of the Corporation or any subsidiary of the Corporation and (iii) to whom an Award is made under the Plan.
          (l) “Plan” means the Restricted Stock Plan for Non-Management Directors of Payless ShoeSource, Inc., amended, restated and renamed May 25, 2006 or such other date as approved by the stockholders of the Corporation, as the Stock Plan for Non-Management Directors of Payless ShoeSource, Inc.
          (m) “Restricted Period” means the period from the vesting of the Stock Award or the receipt of shares of Stock upon exercise of an Option Award until the earlier of (i) the cessation of the Participant’s membership on the Board by reason of death or Disability and (ii) the later of (a) the expiration of the six month period immediately following the Award grant or (b) the date the Participant satisfies their stock ownership requirements as set forth in the Stock Ownership Guidelines for Directors, as such guidelines may be amended from time to time.
          (n) “Stock” means the common stock of the Corporation, $.01 par value, or any other equity securities of the Corporation designated by the Committee, including any attached rights.
          (o) “Stock Award” means a grant of Stock or of a right to receive Stock or its cash equivalent (or both).
          (p) “Stock Ownership Guidelines” means the Stock Ownership Guidelines for Directors adopted by the Company and as amended from time to time.
     3. Administration. The Plan shall be administered by the Committee. Subject to all the applicable provisions of the Plan, the Committee is authorized: (i) to exercise all of the powers granted to it under the Plan, (ii) to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to make all determinations and take all actions necessary or advisable for the Plan’s administration, (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (v) to authorize any person to execute on behalf of the Corporation, any instrument required to effect the grant of an Award made by the Committee and (vi) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended. The Committee shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Committee to take any action, make any determination or decision or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be conclusive and binding on all persons. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee including but not limited to accountants and counsel. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.
     4. Shares of Stock Available Under the Plan. Effective May 25, 2006, if this amended and restated Plan is approved by the stockholders of the Company, the Plan provides that there may be granted under the Plan an aggregate of not more than 350,000 shares of Stock (the Maximum Limit”), subject to adjustment as provided in Section 3 of Part II of the Plan.
     For each Option Award issued, the Maximum Limit shall be decreased based on the term of the grant as follows for each such Option Award granted:

EXCHANGE RATIO TABLE
Term of Grant	5 year	6 year	7 year	10 year
Option Award	[.549]	[.598]	[.641]	[.751]
Dividends or Dividend Equivalents, if any, shall be paid in shares of Stock, and shall be deducted from the Plan Maximum Limit if such shares are available. If such shares to pay dividends are not available under the Plan Maximum Limit, but are payable, then such dividends will be paid in cash. Amounts paid entirely in cash shall not be counted against the Maximum Limit. Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock shall be available for further Awards. For Stock Awards, if less than the maximum number of shares issuable are actually issued, such difference shall be available for future Awards.
     Subject to Section 3 or Part II of the Plan, additional rules for determining the number of shares of Stock granted under an Award may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the Plan. Shares of Stock granted under the Plan shall be authorized and issued Stock held in the Corporation’s treasury or previously authorized but unissued Stock. If any shares of Stock shall be returned to the Corporation pursuant to the termination provisions described in Sections 7(b) & (g) of Part I of the Plan, or in the instruments evidencing the making of Awards, such shares may again be granted under the Plan.
5. Eligibility.
          The Committee may grant one or more Awards to any Participant designated by it to receive an Award.
6. Awards.
          The Committee may grant any one or more of the following types of Awards, either singly, or in tandem:
a.	Option Award. An Option is a right or rights to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions, including vesting schedule, as the Committee may determine and specify in the applicable Award Agreement. Options shall be settled in cash or Stock.

b.	Stock Award. Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Stock Awards are subject to such terms and conditions, including vesting schedules, as the Committee may determine and specify in the applicable Award Agreement. Stock Awards shall be settled in Stock.
7. General Terms and Conditions
a.	Term. The term of an Option Award shall not exceed seven years.

b.	Restrictions. Unless otherwise provided under the Plan or by the Committee, during the Restricted Period, no Award shall be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of (other than upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution)and shall be exercisable and/or subject to receipt during the Restricted Period only by the Participant. Each certificate evidencing shares of Stock granted pursuant to a Stock Award or shares of Stock received upon exercise of an Option shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Corporation itself will hold such shares in custody, until the restrictions thereon shall have lapsed. The Corporation may delay the issuance of shares of Stock covered by any Award and the delivery of a certificate for such shares of Stock until the shares of Stock to be issued in connection with the grant or exercise of an Award, as applicable, are effectively registered under applicable federal securities laws now in force or hereafter amended or until counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares of Stock are exempt from registration under applicable federal securities laws now in force or hereafter amended.

c.	Exercise Price. The exercise price of an Option Award shall not be less than 100% of the Fair Market Value of the Stock on the date such Option Award is granted and the exercise opportunity may be capped if the Committee determines appropriate and so specifies in the Award Agreement pertaining thereto.

d.	Repricing Prohibited. There shall be no grant of an Option Award to a Participant in exchange for a Participant’s agreement to cancellation of a higher-priced Option Award that was previously granted to such Participant.

e.	Payment of Taxes Related to Stock and Option Awards. The Corporation shall have the right to require the payment (through withholding from any amount payable from the Corporation to Participant) of any withholding taxes required by federal, state or local law, if at all, in respect of an Award.

f.	Rights of Holders of Stock. A Participant shall have, after a certificate or certificates for the number of shares of Stock granted have been issued in his or her name, absolute ownership of such shares including the right to vote the same, subject, however, to the terms, conditions and restrictions described in the Plan and in the Award Agreement to such Participant. The Corporation will hold all certificates until all restrictions on them have lapsed.

g.	Death, Disability & Termination. Any provision of Section 7(h) of Part I of the Plan to the contrary notwithstanding, if a Participant who has been a member of the Board continuously since the date as of which an Award was made and such Participant shall cease to be such a member of the Board by reason of death or Disability, then an Option Award granted to such Participant may be exercised to the extent exercisable on the date of death or Disability, within the earlier of (x) 360 days after the death or Disability of such person and (y) the date on which the Option expires by its terms, by the estate of such person, or by any person or persons who acquired the right to exercise such Option Award by beneficiary designation, will or by the laws of descent and distribution. Unless the Committee determines otherwise, a Stock Award Agreement shall provide for the forfeiture of the non-vested shares of Stock underlying such Stock Award upon the Participant ceasing to be a Participant for any reason, including death or Disability.

h.	Terms of Award Agreement. After the Committee determines that it will offer an Option Award or Stock Award, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the Award grant, including the number of shares of Stock that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the Award grant. The Award grant shall be accepted by execution of an Award Agreement in the manner determined by the Committee. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested shares of Stock underlying such Stock Award and for any such shares of Stock that remain non-vested at the time the Participant ceases to be a Participant, the cessation of Participant status shall cause an immediate sale of such non-vested shares of Stock to the Corporation at the original price per share of Stock, if any, paid by the Participant.

i.	No Future Entitlements. No Participant shall have any claim or right to be granted an Award under this Plan. Having received an Award under this Plan shall not give a Participant any right to receive any other Award under this Plan and the Committee may determine that any or all Participant(s) are not eligible to receive an Award under this Plan for an indefinite period or for a specified year or years.

j.	Other. The Committee may establish such other terms and conditions for an Award as it deems appropriate.
II. MISCELLANEOUS
     1. Effective Date. The Plan became effective on May 4, 1996, was first amended on April 20, 1998 and if so approved by the stockholders of the Corporation, is amended and restated effective on May 25, 2006.
     2. Duration of Plan. Unless terminated pursuant to Section 5 of Part II, the Plan shall remain in effect.
     3. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of a stock dividend greater than 5% of the Stock price, stock split or reverse stock split, recapitalization, merger or consolidation (whether or not the Company is a surviving Company), reorganization, combination, exchange or reclassification of shares, spin-off or other similar corporate changes or an extraordinary dividend payable in cash or property, (i) the number of shares of Stock (or other securities) then remaining subject to this Plan, including those that are then covered by outstanding Awards, and the maximum number of shares of Stock that may be issued, or with respect to which Awards may be granted, to any single Participant or in the aggregate pursuant to this Plan, (ii) the price or exercise price for each share or right then covered by an outstanding Award and (iii) the terms and conditions of each other outstanding Award may be proportionally adjusted as the Committee deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of a Participant. Any adjustment made by the Committee under this Section shall be final, binding and conclusive on all persons..
     4 Expenses of Plan. The expenses of the Plan shall be borne by the Corporation.

     5. Amendment or Termination. The Corporation may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided that no such action shall impair the rights of any holder of an Award without the holder’s consent. For purposes of the Plan, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any holder. Notwithstanding the foregoing, neither the Corporation nor the Committee shall (except pursuant to Section 3 of Part II) amend the Plan or any Award Agreement, without the approval of the stockholders of the Company to (i) increase the number of shares of Stock available for Awards as set forth in Section 4 of Part I or (ii) decrease the exercise price of any Award or (iii) make any other amendments to the Plan or Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock or Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     6. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection as a director by the shareholders of the Corporation.